Exhibit 4.11

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of November 21, 2007 (this “Amendment”), among TRANSOCEAN INC., an exempted company incorporated under the laws of the Cayman Islands (together with its successors, the “Borrower”), the lenders from time to time parties to the Credit Agreement (each a “Lender” and collectively, the “Lenders”) and GOLDMAN SACHS CREDIT PARTNERS L.P., as administrative agent for the Lenders (“GSCP” or “Administrative Agent”). Capitalized terms defined in the Credit Agreement (as defined below) and not otherwise defined in this Amendment are used herein as therein defined.

PRELIMINARY STATEMENTS

The Borrower, the Lenders, the Administrative Agent, together with Lehman Commercial Paper Inc., as Syndication Agent, Citibank, N.A., Calyon Corporate and Investment Bank and JPMorgan Chase Bank, N.A. as Co-Documentation Agents, and GSCP and Lehman Brothers Inc., as Joint Lead Arrangers and Joint Bookrunners, are parties to that certain Credit Agreement dated as of September 28, 2007 (as the same has been amended, supplemented or modified from time to time until the date hereof, the “Credit Agreement”) to finance a portion of the payments to be made in connection with the transactions contemplated by the Merger Agreement. The Borrower, the Lenders and the Administrative Agent have agreed to use an escrow arrangement to facilitate the funding of such payments and desire to amend the Credit Agreement to incorporate such arrangement and to make the other modifications to the Credit Agreement contained in this Amendment.

The parties hereto agree to amend the Credit Agreement upon the terms and subject to the conditions set forth herein.

SECTION 1.           Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement is hereby amended as of the First Amendment Effective Date (as defined below) as follows:

(a)                                  Section 1.1 of the Credit Agreement is hereby amended by

(i) amending the definition of “Credit Documents” in its entirety as follows:

“Credit Documents” means this Agreement, the Notes, the Escrow Agreement, and any Subsidiary Guaranties in effect from time to time.

(ii) inserting the following definitions in the appropriate place to preserve the alphabetical order of the definitions therein:

“Escrow Account” means the escrow account established and maintained under the Escrow Agreement.

“Escrow Agent” means JPMorgan Chase Bank, National Association as escrow agent under the Escrow Agreement.

“Escrow Agreement” means that certain Escrow Agreement dated as of November 21, 2007, by and among the Borrower, each of the lenders listed on Schedule A attached thereto, the Administrative Agent and the Escrow Agent attached to the First Amendment as Exhibit A, as the same may be amended or modified from time to time.

“Escrow Funding Date” has the meaning assigned thereto in the Escrow Agreement.

“First Amendment” means Amendment No. 1 to Credit Agreement dated as of November November 21, 2007 among the Borrower, the Lenders and the Administrative Agent.

“First Amendment Effective Date” means the Effective Date as defined in the First Amendment.

(b)           Section 2.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)         Disbursement of Loans. As and when required under the Escrow Agreement and subject to all other provisions of the Escrow Agreement, each Lender shall make immediately available for the account of its applicable Lending Office the amount required to be delivered by such Lender to the Escrow Account maintained with the Escrow Agent on the Escrow Funding Date according to the instructions of the Administrative Agent delivered in accordance with Section 2(a) of the Escrow Agreement. On the date that the funding of the amounts on deposit in the Escrow Account are released from the Escrow Account to or for the benefit of the Borrower in accordance with the Escrow Agreement, each Lender shall be deemed to have made as of such date (which date shall be the Closing Date) for the account of its applicable Lending Office its Loan, which Loan shall be in an aggregate principal amount equal to such Lender’s Percentage of the aggregate amount made available to or for the benefit of the Borrower on the Escrow Funding Date in accordance with the Escrow Agreement. In the event that any Lender does not make such amounts available to the Escrow Agent by the time prescribed in the Escrow Agreement on the Escrow Funding Date, but such amount is received later that day, such amount may be credited to the Escrow Account in the manner described in the first sentence of this Section 2.5(a) on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day) provided that acceptance by the Escrow Agent or the Borrower of any such late amount shall not be deemed a waiver by the Borrower of any rights it may have against such Lender. No Lender shall be responsible to the Escrow Agent or the Borrower for any failure by another Lender to fund its portion of the amounts to be funded to the Escrow Account under the Escrow Agreement or of a Borrowing, and no such failure by a Lender shall relieve any other Lender from its obligation, if any, to fund its portion of the amounts to be funded to the Escrow Account under the Escrow Agreement or of a Borrowing.

(b)           Administrative Agent Reliance on Lender Funding. Unless the Administrative Agent shall have been notified by a Lender prior to the time at which such Lender is scheduled to make payment to the Escrow Agent or the Administrative Agent of the proceeds of a Loan pursuant to Section 2.5(a) (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due. Nothing in this subsection shall be deemed to relieve any Lender from any obligation to fund the amounts to be funded to the Escrow Agent under the Escrow Agreement or any Loans hereunder or to prejudice any rights which the Borrower may

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have against any Lender as a result of any default by such Lender under the Escrow Agreement or hereunder.”

(c)           Section 2.6 of the Credit Agreement is hereby amended by adding the following new clause (d) immediately after clause (c) appearing therein:

“(d)         Escrow Amounts. In consideration of the funding of the amounts (the “Escrow Amounts”) deposited into the Escrow Account by the Lenders pursuant to the terms of Section 2.5(a) the Borrower shall pay to the Lenders pro rata in accordance with their Percentages, a fee equal to the Federal Funds Effective Rate per annum in effect for each day on the date that such amounts are deposited into the Escrow Account through but excluding the date (the “Release Date”) on which such amounts are released from the Escrow Account pursuant to the terms of the Escrow Agreement. The Borrower agrees to pay such fee on the Release Date for such Escrow Amounts. In the event that the Borrower has provided a Borrowing Request for which Escrow Amounts have been deposited in the Escrow Account and fails to borrow any Loans in accordance with such Borrowing Request, the Borrower shall pay any applicable amounts owing to the Lenders under Section 2.11(c) in respect of such failure to borrow in accordance with such Borrowing Request and the Escrow Amounts shall be deemed to be a “Loan” for such purposes.”

(d)           Section 2.10(d) of the Credit Agreement is hereby amended by amending and restating clause (d) thereof in its entirety as follows:

“(d) Issuance of Debt. No later than five Business Days following the date of receipt by the Borrower or any of its Subsidiaries of any cash proceeds (net of (1) reasonable attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other reasonable customary fees and expenses and (2) any convertible debt hedge transaction entered into in connection with the incurrence of Indebtedness for borrowed money permitted hereunder by the Borrower or any of its Subsidiaries, including any call options related thereto and any related warrant transactions, in each case, actually incurred in connection with the incurrence of any Indebtedness for borrowed money by the Borrower or any of its Subsidiaries) from the incurrence of any Indebtedness for borrowed money of the Borrower or any of its Subsidiaries (other than with respect to any (u) Indebtedness incurred or assumed pursuant to or constituting commercial paper or, a 364-day Working Capital Facility Agreement, the net cash proceeds of which are used to refinance commercial paper the original net cash proceeds of which were used to prepay the Loans pursuant to this Section 2.10(d), (v) Indebtedness incurred or assumed pursuant to or constituting commercial paper, the net cash proceeds of which are used to refinance Indebtedness incurred or assumed pursuant to a 364-day Working Capital Facility Agreement the original net cash proceeds of which were used to prepay the Loans pursuant to this Section 2.10(d), (w) Indebtedness for borrowed money permitted to be incurred pursuant to Section 6.11 (as though such Section were in effect from the Effective Date) and any Guaranty of the Borrower thereof, (x) Intercompany Indebtedness, (y) Indebtedness incurred or assumed pursuant to a Working Capital Facility Agreement (other than any 364-day Working Capital Facility Agreement except as otherwise provided in this Section 2.10(d)) or (z) any refinancings, replacements or renewals of any Indebtedness of the Borrower, GSF or any of their respective Subsidiaries outstanding as of the Effective Date) (i) to the extent such date of receipt occurs on or prior to the Closing Date, the aggregate amount of the Lenders’ Commitments outstanding on such date shall be automatically and permanently reduced in an aggregate amount equal to 100% of such net cash proceeds, such reduction to be allocated among the Lenders pro rata based on

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the amount of each such Lender’s Commitment outstanding on such date, and (ii) to the extent such date of receipt occurs after the Closing Date, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of such net cash proceeds.”

(e)           Clause (iv) of Section 4.2(g) of the Credit Agreement is hereby amended by amending and restating such clause thereof in its entirety as follows:

“(iv) pro forma financial statements contained in the Borrower’s joint proxy statements filed with the SEC on October 2, 2007.”

(f)            Clause (ii) of Section 5.8 of the Credit Agreement is hereby amended by amending and restating such clause in its entirety as follows:

“(ii) in the case of GSF, included in the consolidated financial statements included in its quarterly report on Form 10-Q for the quarter ended September 30, 2007 as filed with the SEC on October 3, 2007, unless otherwise permitted under this Agreement.”

SECTION 2.           Conditions to Effectiveness. This Amendment shall become effective on the date (“Effective Date”) when the Administrative Agent shall have received (a) a counterpart signature page of this amendment duly executed by the Borrower, the Administrative Agent and the Lenders and (b) the Escrow Agreement executed by the Borrower, the Lenders, the Escrow Agent and the Administrative Agent.

SECTION 3.           Construction with the Credit Documents.

(a)           On and after the Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Credit Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. The table of contents, signature pages and list of Exhibits and Schedules of the Credit Agreement shall be deemed modified to reflect the changes made by this Amendment.

(b)           Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and all other Credit Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Agents under any of the Credit Documents, nor constitute a waiver or amendment of any provision of any of the Credit Documents or for any purpose except as expressly set forth herein.

(d)           This Amendment is a Credit Document.

(e)           The Credit Agreement and each of the other Credit Documents shall remain in full force and effect, except as modified hereby in connection herewith.

SECTION 4.           Governing Law. This Amendment is governed by, and shall be construed in accordance with, the law of the State of New York.

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SECTION 5.           Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy or electronic transmission (in “pdf” format) shall be effective as delivery of a manually executed counterpart of this Amendment.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TRANSOCEAN INC.,
as Borrower

By:	/s/ Steve McFadin
Name:	Steve McFadin
Title:	Assistant Treasurer

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as Administrative Agent and as a Lender

By:	/s/ Bruce H. Mendelsohn
Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

LEHMAN LOAN FUNDING, LLC
as a Lender

By:	/s/ A. Tucker Hackett
Name:	A. Tucker Hackett
Title:	Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

LEHMAN BROTHERS COMMERCIAL PAPER, INC.
as a Lender

By:	/s/ Adrian DeLagarde
Name:	Adrian DeLagarde
Title:	Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

CITIBANK, N.A.,
as a Lender

By:	/s/ Robert H. Malleck
Name:	Robert H. Malleck
Title:	VP

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Helen A. Carr
Name:	Helen A. Carr
Title:	Managing Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

CALYON New York Branch
as a Lender

By:	/s/ Page Dillehunt
Name:	Page Dillehunt
Title:	Managing Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

CREDIT SUISSE, CAYMAN ISLANDS BRANCH
as a Lender

By:	/s/ Vanessa Gomez
Name:	/s/ Vanessa Gomez
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

UBS LOAN FINANCE LLC,
as a Lender

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

FORTIS CAPITAL CORP.,
as a Lender

By:	/s/ Alison B. Barber
Name:	Alison B. Barber
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

DnB NOR Bank ASA.,
as a Lender

By:	/s/ Barbara Gronquist
Name:	Barbara Gronquist
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., HOUSTON AGENCY,
as a Lender

By:	/s/ Linda Terry
Name:	Linda Terry
Title:	Vice President & Manager

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

WELLS FARGO BANK, N.A.,
as a Lender

By:	/s/ William S. Rogers
Name:	William S. Rogers
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]